UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 13, 2018

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)
(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ⃞

Explanatory Note

On June 13, 2018, Culp, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing its decision to close its manufacturing facility located in Anderson, South Carolina.  At the time of the filing of the Form 8-K, the Company was unable to estimate the non-cash charge associated with the write-down of inventory related to the closure of the Anderson facility.  This Form 8-K/A amends the June 13, 2018, Form 8-K to include an estimate of that charge.  Except as described below, all other information in the June 13, 2018, Form 8-K remains unchanged.

Item 2.05 – Costs Associated with Exit or Disposal Activities.

The Company has now determined that it will incur a pre-tax non-cash charge of approximately $1.6 million associated with the write-down of inventory related to the previously-announced closure of its manufacturing facility in Anderson, South Carolina.  This charge will be reflected in the Company’s results for the first quarter of fiscal 2019, and represents the Company’s best estimate of the full amount of inventory write-downs that will be incurred in connection with the Anderson closure.  If this estimate changes in the future in a material way, an adjustment will be reflected in future financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.
(Registrant)

	By:	/s/ Kenneth R. Bowling
Chief Financial Officer
(principal financial officer)

Dated: August 29, 2018

2